UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 23, 2014

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 23, 2014, at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Interleukin Genetics, Inc. (the “Company”), at which a quorum was present, the stockholders of the Company voted on and approved the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the SEC on June 13, 2014: (1) to elect Kenneth S. Kornman and Dayton Misfeldt as Class II directors to each serve for a three-year term expiring at the Company’s 2017 annual meeting of stockholders (“Proposal 1”); (2) to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Proposal 2”); and (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (“Proposal 3”).

The tabulation of votes with respect to the proposals was as follows:

Proposal 1 – Election of Directors:

	For	Withheld	Broker Non-Votes
Kenneth S. Kornman	92,784,890	120,137	22,877,852
Dayton Misfeldt	92,793,030	111,997	22,877,852

Proposal 2 – Ratification of Independent Registered Public Accounting Firm:

For	Against	Abstain
115,725,403	57,476	0

Proposal 3 – Advisory Vote on Approval of Executive Compensation:

For	Against	Abstain	Broker Non-Votes
92,453,604	215,911	235,512	22,877,852

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: July 25, 2014	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer